Exhibit 21.1

SUBSIDIARIES OF PIPER JAFFRAY COMPANIES
(as of January 10, 2013)

Name*	State or Jurisdiction of Entity
Piper Jaffray & Co.	Delaware
Piper Jaffray Ltd.	United Kingdom
Piper Jaffray Financial Products Inc.	Delaware
Piper Jaffray Financial Products II Inc.	Delaware
Piper Jaffray Financial Products III Inc.	Delaware
Piper Jaffray Funding LLC	Delaware
Piper Jaffray Lending Inc.	Delaware
Piper Jaffray Lending LLC	Delaware
Piper Jaffray Private Capital Inc.	Delaware
Piper Jaffray Ventures Inc.	Delaware
Piper Ventures Capital Inc.	Delaware
PJC Capital LLC	Delaware
Piper Jaffray Foundation	Delaware
Piper Jaffray Asset Management Inc.	Delaware
Fiduciary Asset Management LLC	Delaware
Advisory Research, Inc.	Delaware
Piper Jaffray MENA (LP) Inc.	Delaware
PJC Consumer Partners Acquisition I, LLC	Delaware
Piper Jaffray Investment Group Inc.	Delaware
Piper Jaffray Investment Management LLC	Delaware
Piper Jaffray Municipal Fund LLC	Delaware
Piper Jaffray Funds Management LLC	Delaware
PJC Capital Management LLC	Delaware
PJC Capital Partners LLC	Delaware
PJC Merchant Banking Partners I, LLC	Delaware
PJC Merchant Banking Partners II, LLC	Delaware
PJC Merchant Banking Partners III, LLC	Delaware
Piper Jaffray Hong Kong Limited	Hong Kong
Piper Jaffray Asia Holdings Limited	Hong Kong
Piper Jaffray Asia Limited	Hong Kong
Piper Jaffray Asia Securities Limited	Hong Kong
Piper Jaffray Asia Futures Limited	Hong Kong
Piper Jaffray Asia Management Services Limited	Hong Kong
Grandward Investments Limited	Hong Kong
* Indentation indicates the principal parent of each subsidiary.